KEYSTONE MUTUAL FUNDS
FIRST AMENDMENT TO THE
CUSTODY AGREEMENT

THIS FIRST AMENDMENT, effective as of the 23RD day of March, 2010, to the Custody Agreement dated as of June 29, 2006, (the “Custody Agreement”), is entered into by and between Keystone Mutual Funds, a Delaware business trust (the “Trust”) and U.S. Bank, National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the fees of the Custody Agreement;  and

WHEREAS, Article XIV, Section 14.2 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

KEYSTONE MUTUAL FUNDS	U.S. BANK, NATIONAL ASSOCIATION

By: /s/ Michael P. Eckert	By: /s/ Joe D. Redwine
Name: Michael P. Eckert	Name: Joe D. Redwine
Title: Treasurer, CCO	Title: Executive Vice President

03/23/10

Amended Exhibit D to the Custody Agreement – Keystone Mutual Funds

DOMESTIC CUSTODY SERVICES FEE SCHEDULE – effective 2/1/10 to 2/1/13

Annual Fee Based Upon Market Value Per Fund*
.75 basis point on average daily market value
Minimum annual fee per fund - $______
Plus portfolio transaction fees

Portfolio Transaction Fees
$____ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$____ /U.S. Bank repurchase agreement transaction
$____ /short sale
$____ /option/future contract written, exercised or expired
$____ /mutual fund trade/Fed wire/margin variation Fed wire
$____ /physical security transaction
$____ /disbursement (waived if U.S. Bancorp is Administrator)
$____ /segregated account per year

▪  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪  No charge for the initial conversion free receipt.
▪  Overdrafts – charged to the account at prime interest rate plus 2.

Chief Compliance Officer Support Fee*
▪  $____/year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

03/23/10

Amended Exhibit D (continued) to the Custody Agreement – Keystone Mutual Funds

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE effective 2/1/10 to 2/1/2013
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_______	$ ______	Lebanon	All	_______	$ ______
Australia	All	_______	$ ______	Lithuania	All	_______	$ ______
Austria	All	_______	$ ______	Luxembourg	All	_______	$ ______
Bahrain	All	_______	$ ______	Malaysia	All	_______	$ ______
Bangladesh	All	_______	$ ______	Mali*	All	_______	$ ______
Belgium	All	_______	$ ______	Malta	All	_______	$ ______
Benin*	All	_______	$ ______	Mauritius	All	_______	$ ______
Bermuda	All	_______	$ ______	Mexico	All	_______	$ ______
Botswana	All	_______	$ ______	Morocco	All	_______	$ ______
Brazil	All	_______	$ ______	Namibia	All	_______	$ ______
Bulgaria	All	_______	$ ______	Netherlands	All	_______	$ ______
Burkina Faso*	All	_______	$ ______	New Zealand	All	_______	$ ______
Canada	All	_______	$ ______	Niger*	All	_______	$ ______
Cayman Islands*	All	_______	$ ______	Nigeria	All	_______	$ ______
Channel Islands*	All	_______	$ ______	Norway	All	_______	$ ______
Chile	All	_______	$ ______	Oman	All	_______	$ ______
China“A” Shares	All	_______	$ ______	Pakistan	All	_______	$ ______
China“B” Shares	All	_______	$ ______	Peru	All	_______	$ ______
Columbia	All	_______	$ ______	Philippines	All	_______	$ ______
Costa Rica	All	_______	$ ______	Poland	All	_______	$ ______
Croatia	All	_______	$ ______	Portugal	All	_______	$ ______
Cyprus*	All	_______	$ ______	Qatar	All	_______	$ ______
Czech Republic	All	_______	$ ______	Romania	All	_______	$ ______
Denmark	All	_______	$ ______	Russia	Equities/Bonds	_______	$ ______
Ecuador	All	_______	$ ______	Russia	MINFINs	_______	$ ______
Egypt	All	_______	$ ______	Senegal*	All	_______	$ ______
Estonia	All	_______	$ ______	Singapore	All	_______	$ ______
Euromarkets(3)	All	_______	$ ______	Slovak Republic	All	_______	$ ______
Finland	All	_______	$ ______	Slovenia	All	_______	$ ______
France	All	_______	$ ______	South Africa	All	_______	$ ______
Germany	All	_______	$ ______	South Korea	All	_______	$ ______
Ghana	All	_______	$ ______	Spain	All	_______	$ ______
Greece	All	_______	$ ______	Sri Lanka	All	_______	$ ______
Guinea Bissau*	All	_______	$ ______	Swaziland	All	_______	$ ______
Hong Kong	All	_______	$ ______	Sweden	All	_______	$ ______
Hungary	All	_______	$ ______	Switzerland	All	_______	$ ______
Iceland	All	_______	$ ______	Taiwan	All	_______	$ ______
India	All	_______	$ ______	Thailand	All	_______	$ ______
Indonesia	All	_______	$ ______	Togo*	All	_______	$ ______
Ireland	All	_______	$ ______	Trinidad & Tobago*	All	_______	$ ______
Israel	All	_______	$ ______	Tunisia	All	_______	$ ______
Italy	All	_______	$ ______	Turkey	All	_______	$ ______
Ivory Coast	All	_______	$ ______	UAE	All	_______	$ ______
Jamaica*	All	_______	$ ______	United Kingdom	All	_______	$ ______
Japan	All	_______	$ ______	Ukraine	All	_______	$ ______
Jordan	All		$ ______	Uruguay	All	_______	$ ______
Kazakhstan	All	_______	$ ______	Venezuela	All	_______	$ ______
Kenya	All	_______	$ ______	Vietnam*	All	_______	$ ______
Latvia	Equities	_______	$ ______	Zambia	All	_______	$ ______
Latvia	Bonds	_______	$ ______
* Additional customer documentation and indemnification wil be required prior to establishing accounts in these markets.

    Base Fee - A monthly base charge of $______ per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

03/23/10

Amended Exhibit D (continued) to the Custody Agreement – Keystone Mutual Funds

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

03/23/10